Exhibit 99.2


TO:         Malcolm Skolnik, PhD, JD
FROM:       Scott Parazynski, MD
SUBJECT:    Resignation from the Board of Directors, Cytogenix, Inc.
DATE:       18 August 2008

Effective at the conclusion of this evening's BoD meeting, 18 August 2008, I hereby resign from the Board. It has been a privilege to serve Cytogenix, and work with the very talented employees of the company for several years. I believe strongly in the promise of CYGX's technologies, and wish the company well as it proceeds with financing and return to normal operations.

(Original signed copy to be faxed to CYGX tonight)
Scott Parazynski, MD